Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Darren W. Karst, Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer, certify that:

1.              I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Rite Aid Corporation; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 1, 2018

/s/ DARREN W. KARST
Darren W. Karst
Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer